CONFORMED COPY
ORIGINAL FILED
Superior Court Of California
County Of Los Angeles

JAN 18 2013

John A. Clarke, Executive Officer/Clerk
By: Andre Williams, Deputy

CASE MANAGEMENT CONFERENCE

MAY 06 2013
Date

Dept. I
830am

AARONSON & AARONSON
ARTHUR AARONSON, SBN 64988
16133 Ventura Boulevard, Suite 675
Encino, California 91436
Phone: (818) 783-3858
Fax: (818) 783-3825

Attorneys for Plaintiff
ALL AMERICAN PET COMPANY, INC.

SUPERIOR COURT OF THE STATE OF CALIFORNIA

FOR THE COUNTY OF LOS ANGELES, WEST DISTRICT

ALL AMERICAN PET COMPANY, INC., a Nevada corporation, Plaintiff, vs. ERIC GRUSHKIN, and DOES 1 through 20, inclusive, Defendants.	Case No. SC119776 COMPLAINT FOR DAMAGES AND INJUNCTIVE RELIEF FOR 1. BREACH OF CONTRACT 2. MISAPPROPRIATION OF TRADE SECRETS 3. INTENTIONAL INTERFERENCE WITH PROSPECTIVE ECONOMIC ADVANTAGE 4. BREACH OF FIDUCIARY DUTY 5. VIOLATION OF COMPUTER FRAUD AND ABUSE ACT 6. CONVERSION

Plaintiff ALL AMERICAN PET COMPANY, INC. (hereinafter "AAPC") alleges as follows in its Complaint against Defendant ERIC GRUSHKIN (hereinafter "Grushkin") and the other Defendants named herein:

THE PARTIES

1. Plaintiff AAPC is, and at all times material to this action was, a corporation organized and existing under the laws of the State of Nevada with its principal place of business in Los Angeles, California.

2. Defendant Grushkin is an individual who resides in Los Angeles, California. Grushkin is a shareholder of AAPC and was an employee of AAPC, holding the position of Controller, until his termination on January 10, 2013.

3. The true names or capacities, whether individual, corporate, associate or otherwise of Defendants named herein as Does 1 through 20, inclusive, are unknown to Plaintiff who therefore sues said Defendants by such fictitious names, and Plaintiff will seek leave of Court to amend this Complaint to show their true names and capacities when the same have been ascertained. Plaintiff is informed and believes, and thereon alleges, that each of the Defendants herein was, at all times relevant to this action, the agent, employee, representing partner, or joint venturer of the remaining defendants and was acting within the course and scope of that relationship. Plaintiff is further informed and believes, and thereon alleges, that each of the defendants herein gave consent to, ratified, and authorized the acts alleged herein to each of the remaining defendants.

4. In 2012, AAPC employed Grushkin as its Controller. AAPC and Grushkin entered into a written Employment Agreement on or

about February 27, 2012. A true and correct copy of the Employment Agreement is attached hereto as Exhibit "1".

5. In his capacity as Controller, Grushkin had both contractual and fiduciary duties to AAPC. Instead of abiding by these duties, beginning in approximately January 2013, Grushkin perpetrated the wrongful acts set forth below.

6. The confidentiality provisions set forth in the Employment Agreement are fundamental to AAPC's ability to protect its trade secrets, its goodwill and competitive position in the marketplace, and its relationship with customers, prospective customers and vendors.

7. AAPC's confidential information derives independent economic value from not being generally known to, and not being readily ascertainable by proper means by, other persons or competitors who can obtain economic value from its disclosure or use.

8. AAPC has expended substantial time, money, resources and effort in designing and developing its services and recruiting and hiring its design, production and sales teams and other employees. AAPC also expended substantial time, money, and effort in developing its confidential information, including lists and contact information concerning its customers and prospective customers, pricing information, and the development of its vendors, customers and know-how. This confidential information has

taken years to accumulate at a very great expense of time, effort and money.

DEFENDANT'S UNLAWFUL ACTIVITIES

9. Prior to and after termination of his employment with AAPC, in direct violation of the Agreement and his fiduciary duty to AAPC, Grushkin commenced and perpetrated the wrongful acts set forth below.

10. On January 9, 2013, Grushkin informed officers of AAPC that he was going to AAPC's bank at Wells Fargo to deposit checks from one of AAPC's accounts (on which Grushkin was not a signatory) into another one of AAPC's accounts (AAP Sales and Distribution - on which Grushkin was a signatory) to pay AAPC's personnel in its Sales Department through the AAP Sales and Distribution account and to wire money to AAPC's landlord in Shawnee, Kansas and pay AAP S&D VP of Sales, Jim Colyer. One of the checks was for $5000 signed by Barry Schwartz and the other check was for $4500 which appeared to bear the signature of signatory Lisa Bershan, but was in fact forged by Grushkin. That afternoon, Grushkin deposited the aforementioned checks and immediately withdrew the money either into cash which he took or into his personal account. The results of Grushkin's actions were that the sales staff did not get paid and the landlord never received the wire.

11. On January 10, 2013 at approximately 1:00 a.m., Grushkin entered AAPC's offices with another party and secretly and without AAPC's consent removed AAPC's accounting computer containing AAPC's Quick Books and other important financial and business records that were essential for the daily operation of AAPC's business. Grushkin also sent out hundreds of e-mails to investors with non-SEC-compliant investor ballots followed by hard copies of an eight (8) page libelous and salacious letter venting his anger toward AAPC's officers and disclosing personal and confidential information about the officers. AAPC was given as the return address suggesting that this was a whistle blower document. Upon ascertaining that Grushkin had removed the computer and records, AAPC demanded that Grushkin return them, but he refused and continues to refuse to return the computer or the records to AAPC, thus preventing AAPC to pay its personnel, customers, and file its 10K with the SEC. Starting January 10, 2013 and continuing thereafter, Grushkin announced to shareholders and other ex-personnel that he was no longer employed by AAPC and sent letters and e-mails to a select number of shareholders seeking their support in overthrowing the C.E.O and President of the Company, informed Internet hub sites of this attempted takeover causing the stock of AAPC to plummet. These actions were in violation of federal law, SEC law and Grushkin's fiduciary and professional responsibilities to AAPC.

12. Later on January 10, 2013, Grushkin went to AAPC's offices with his girlfriend and several former employees looking to confront Lisa Bershan, AAPC's President. At that point Lisa Bershan was not in the office, however AAPC's SEC attorney happened to be in the office and told Grushkin that what he was doing was illegal and that he should cease and desist such activity since it was in violation of federal law. Grushkin informed the attorney that he was no longer employed by the Company and he knew what he was doing and was not going to stop what he was doing even though he knew it was wrong. At that point the police were called but Grushkin had left the building.

13. On January 11, 2013, Grushkin went to Wells Fargo to confront Lisa Bershan. Lisa Bershan and Joel Margulies, Vice President of Marketing, had gone to Wells Fargo to report and discuss the fraudulent act committed by Grushkin. Grushkin confronted Lisa Bershan and Joel Margulies, threatened Ms. Bershan's life, started to rant, rave and create a commotion in the Bank and had to be escorted out by building security.

14. Grushkin continues to place phone calls and send letters and emails to investors and other persons and entities with whom AAPC has contractual and economic relations defaming AAPC and its officers in an effort to interfere with AAPC's business and damage the reputation and credibility of AAPC and its officers.

FIRST CAUSE OF ACTION

(Breach of Contract)

15. AAPC hereby incorporates Paragraphs 1 through 14 of this Complaint as if fully alleged herein.

16. Defendant Grushkin has disclosed and used the confidential information that he acquired as employee of AAPC in an attempt to gain control of AAPC through the unlawful solicitation of AAPC's shareholders.

17. Defendant's use and/or disclosure of AAPC's confidential information constitutes a material breach of the confidentiality provisions in the Agreement.

18. As a direct and proximate result of Defendant's breach of his agreement with AAPC, AAPC has suffered and will continue to suffer substantial damages in an amount to be ascertained, if possible, at trial.

19. The harm inflicted upon AAPC is irreparable and AAPC has no other or adequate remedy at law for such acts and threatened acts and cannot be adequately, readily, and completely compensated by money. As a direct and proximate result of Defendant's breach of contract, AAPC is entitled to an injunction requiring Defendant to refrain from divulging, disseminating, disclosing to anyone, or otherwise using for any purpose whatsoever any of AAPC's confidential information.

SECOND CAUSE OF ACTION

(Misappropriation of Trade Secrets)

20. AAPC hereby incorporates Paragraphs 1 through 14 of this Complaint as if fully alleged herein.

21. AAPC's confidential information consists of 'trade secrets' as that term is defined by the California Uniform Trade Secrets Act. *See* Cal.Civ. Code § 3426.1(d).

22. Defendant Grushkin acquired the confidential information under circumstances giving rise to a duty to maintain its secrecy and limit its use.

23. Grushkin and Does 1 through 20 have conspired to use, disclose and/or did use or disclose the confidential information without AAPC's express or implied consent.

24. Said uses and/or disclosures of the confidential information were made willfully and maliciously, and constituted a misappropriation of AAPC's trade secrets.

25. As a direct and proximate result of said misappropriation of trade secrets, AAPC has suffered and will continue to suffer substantial damages in an amount to be ascertained, if possible, at trial.

26. The harm inflicted upon AAPC is irreparable and AAPC has no other or adequate remedy at law for such acts and threatened acts and cannot be adequately, readily, and completely compensated by money. As a direct and proximate result of said misappropriation of trade secrets, AAPC is entitled to an

injunction restraining Defendant from misappropriating and utilizing AAPC's confidential information.

THIRD CAUSE OF ACTION

(Intentional Interference With Prospective Economic Advantage)

27. AAPC hereby incorporates Paragraphs 1 through 14 of this Complaint as if fully alleged herein.

28. AAPC has valid economic existing and/or prospective interests in its contracts and relationships with its actual and prospective customers and suppliers, and its reputation with other participants in the relevant business communities.

29. Defendant Grushkin knew of these existing and/or prospective economic contracts and relationships and of the resulting actual or potential income to AAPC, yet, pursuant to and in furtherance of the improper scheme described herein, said Defendant willfully, maliciously, and intentionally interfered and continued to interfere with the existing and/or prospective economic contracts and relationship by the unfair and unlawful means described herein, so as to make it impossible or more difficult for AAPC to perform its commitments to customers and to develop economic relationships with prospective customers.

30. Defendant's unlawful actions have depleted AAPC's workforce and resources making it impossible or more difficult for

AAPC to perform its commitments to its existing clients or develop relationships with its prospective customers.

31. Defendant's illegal activity and unlawful theft of AAPC's confidential information is wrongful conduct in and of itself.

32. As a direct and proximate result of said tortuous intentional interference and the resulting disruption of AAPC's relationships with its customers, AAPC has suffered and will continue to suffer substantial damages in an amount to be ascertained, if possible, at trial.

33. The harm inflicted upon AAPC is irreparable and AAPC has no other or adequate remedy at law for such acts and threatened acts and cannot be adequately, readily, and completely compensated by money. As a direct and proximate result said tortuous intentional interference and the resulting disruption of AAPC's relationships with its employees, vendors, and customers, AAPC is entitled to an injunction restraining Defendant from their unlawful actions.

34. The conduct of Grushkin as alleged herein was malicious, oppressive and despicable. Grushkin acted with full knowledge and with willful, conscious, wanton and reckless disregard for the rights of AAPC, and for the deleterious consequences and cruel and unjust hardship resulting to AAPC from such conduct. Consequently, AAPC is entitled to exemplary and punitive damages from Grushkin.

FOURTH CAUSE OF ACTION

(Breach of Fiduciary Duty)

35. AAPC hereby incorporates Paragraphs 1 through 14 of this Complaint as if fully alleged herein.

36. Grushkin was, at all times relevant thereto, Controller for AAPC and owed AAPC fiduciary duties as provided under applicable law.

37. While employed by AAPC, Grushkin perpetrated the acts alleged herein.

38. By virtue of such conduct and acts alleged herein, Grushkin breached his fiduciary duties to AAPC. These breaches of fiduciary duty include, but are not limited to, dissipating AAPC's assets, conspiring with others to injure interfere with AAPC's business and relationship, misappropriating and misusing AAPC's confidential information, and interfering with AAPC's ability to meet commitments to its customers.

39. By reason of the foregoing breaches of fiduciary duty by Grushkin, AAPC has sustained and will continue to suffer substantial damages in an amount to be ascertained, if possible, at trial.

40. The conduct of Grushkin as alleged herein was malicious, oppressive and despicable. Grushkin acted with full knowledge and with willful, conscious, wanton and reckless disregard for the rights of AAPC, and for the deleterious consequences and cruel and

unjust hardship resulting to AAPC from such conduct. Consequently, AAPC is entitled to exemplary and punitive damages from Grushkin.

FIFTH CAUSE OF ACTION

(Violation of Computer Fraud and Abuse Act)

41. AAPC hereby incorporates Paragraphs 1 through 14 of this Complaint as if fully alleged herein.

42. AAPC maintains one or more computers and/or computer systems that are 'protected computers' pursuant to 18 U.S.C. § 1030(e)(2)(B) because they are used in interstate commerce and communication. AAPC's confidential and proprietary information is stored on, and may be accessed from, one or more of these protected computers, access to which is controlled by means of secret passwords.

43. Grushkin intentionally accessed certain of AAPC's protected computers by using secret passwords (which had been issued to Defendant only for his respective legitimate uses within the scope of his employment at AAPC) for the illegitimate purpose of misappropriating AAPC's confidential and proprietary electronic information. On information and belief, Grushkin downloaded and copied and thus obtained confidential business and financial information from AAPC's computers and has retained this information to use for his individual benefit. On information and belief, Grushkin acted with the support and encouragement of Does

1 through 20 in obtaining AAPC's confidential computer information.

44. Grushkin 'exceeded authorized access,' as that term is defined in 18 U.S.C. § 1030 (e)(6), to AAPC's protected computers by logging in to said computers for the purpose of obtaining AAPC's confidential and proprietary information for Defendant's gain and for use in interstate commercial activities. Defendant has thus obtained information to which he was not entitled, including by interstate communication, thereby violating 18 U.S.C. § 1030(a)(2)(A).

45. By exceeding, and attempting to exceed, authorized access to AAPC's protected computers, Grushkin has caused AAPC to incur substantial damages that exceeds $1,000,000.

46. Grushkin has also, knowingly and with intent to defraud AAPC, exceeded his authorized access to AAPC's protected computers and obtained AAPC's confidential and proprietary information, such information being of considerable value to AAPC, thereby violating 18 U.S.C. § 1030(a)(4).

SIXTH CAUSE OF ACTION

(Conversion)

47. AAPC hereby incorporates Paragraphs 1 through 14 of this Complaint as if fully alleged herein.

48. Grushkin has wrongfully converted the aforementioned computer and records and funds.

49. AAPC has demanded that Grushkin return the computer and records and the funds removed from AAPC's account, but he has failed and refused to do so.

50. Such failure and refusal have caused and continue to cause AAPC damages in an amount which has not yet been ascertained, but which exceeds $1,000,000 and AAPC will amend this Complaint to state such amount when the same has been ascertained.

WHEREFORE, Plaintiff prays for judgment as follows:

(i) compensatory damages against Defendant, in an amount to be proved at trial for all losses ad damages caused by the conduct of Defendant.

(ii) punitive damages in the amount: to be proven at trial for Defendant's willful and malicious conduct;

(iii) additional punitive damages in the maximum amount permitted by Cal. Civ. Code § 3426.3;

(iv) pre-judgment and post-judgment interest in the maximum amounts provided by law;

(v) a temporary, preliminary, and permanent injunction against Defendant and his respective officers, agents, servants, employees, attorneys, and those persons in active concert or participating with any of them, enjoining them from:

a. directly or indirectly soliciting AAPC's employees to resign;

b. divulging, disseminating, disclosing to anyone, or otherwise using for any purpose whatsoever any of AAPC's confidential information;

c. retaining on any computer, personal data assistant, cellular or other telephone, or any other form of electronic or recording device, any of AAPC's confidential information that was removed, obtained, or otherwise derived from AAPC's offices or any work performed by Defendant while employed by AAPC, including but not limited to, customer names and contact information, customer financial information, customer files, and any other information concerning any customer or vendor of AAPC;

d. interfering with the ability of AAPC to fulfill its commitments to its customers; and

e. unfairly competing with AAPC in any manner;

(vi) an order directing Defendant to return all originals and copies of information, documents, and other tings taken from AAPC, including all copies of the customer lists, AAPC business information, and other confidential information in Defendant's possession or control, in hard copy or

electronically stores, with all electronically stored records to be deleted permanently from Defendant's computers and other electronic memory files;

(vii) a constructive trust for AAPC's benefit on all proceeds of Defendant's wrongful actions; and

(viii) attorney's fees and costs of suit herein and such other and further relief as the Court deems just and proper.

DATED: January 17, 2013

AARONSON & AARONSON

By: [signature]

ARTHUR AARONSON,
Attorneys for Plaintiff, ALL AMERICAN PET COMPANY, INC.

EXHIBIT 1

ALL AMERICAN PET COMPANY™ INC.

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT is entered into as of the 29th day of May, 2012, by and between All American Pet Company Inc., a Maryland Corporation, (hereinafter referred to as the "Company"), and Eric Grushkin, an individual residing at 6645 Rothwell Rd., Reseda, California (hereinafter referred to as Employee").

W I T N E S S E T H:

WHEREAS, the Company desired to employ Employee, and Employee desires to accept such employment, on the terms and conditions hereinafter set forth:

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Employment and Term

(a) The Company hereby employs Employee, and Employee hereby accepts employment with the Company, upon the terms and conditions in this Agreement.

(b) The term Employee's employment hereunder (the "Term") shall commence on the date hereof and shall continue for a period of one (1) year, unless sooner terminated as hereinafter provided. The term shall be automatically extended without further action by either party for successive 1-year periods.

2. Duties and Responsibilities of Employee.

(a) Employee shall serve as Controller. In such capacity, Employee shall be responsible for the Company's Finance and Accounting Department. His responsibility will include all aspects of budgeting, auditing, corporate and financial reporting, SEC Filings, as well as adherence to GAAP. In such position, Employee acknowledges that he is exempt from, and shall not be eligible for, overtime compensation.

(b) Employee will serve the Company faithfully to the best of his ability and shall perform the duties of his office and such other duties of an executive, managerial or administrative nature, all as shall be specified and designated, from time to time, by the Executive Officers of the Company. Employee shall devote substantially all of his business time, energy and skills to the performance of his duties hereunder. Employee shall not, without the prior written consent of the Company, engage, directly or indirectly, in (i) any compensated activity for any person or entity other than the company, or (ii) any business or professional activity other than for the benefit of the Company.

(c) For so long as Employee is employed by the Company, Employee shall not, directly or indirectly, render services to any other person or organization for which he receives compensation without the consent of the President or otherwise engages in activities which would interfere significantly with his

faithful performance of his duties hereunder. Notwithstanding the foregoing, Employee may perform inconsequential services without direct compensation therefore in connection with the management of personal investments, provided that such inconsequential activity does not contravene the provisions of Section 9.

3. Base Salary

(a) For all services rendered by Employee under this Agreement, the Company shall pay to Employee a monthly salary (the "Base Salary") in the amount of Ten Thousand Dollars ($10,000) per month.

b) It is also acknowledged and understood that on the Employee's anniversary of the date first hired, and under the favorable guidelines of Employees responsibilities, he will be reviewed.

c) Base Salary shall be payable in accordance with the Company's payroll practices, as in effect from time to time.

4. Benefits

(a) During the Term, Employee shall be entitled to participate in any group health insurance plan maintained by the Company.

(b) During the term, Employee shall be entitled to three (3) weeks paid vacation per year.

(c) Employee shall be eligible to participate in a stock compensation plan adopted by the Company for employee by August 30, 2012.

(d) During the Term, Employee shall be entitled to participate, to the extent eligible thereunder, in any retirement, pension, profit-sharing, group life insurance, or other similar plan or plans which may be instituted by the Company for the benefit of its senior executive staff, upon such terms as may be therein provided.

(d) Employee shall be entitled to five (5) days of paid sick leave during each year of the Term, provided that (i) unused sick days shall expire at the end of each year and shall not be carried forward to the next year, and (ii) Employee shall not be entitled to any payment or reimbursement whatsoever for any unused sick days. Employee shall also be entitled to three (3) personal days during each year. Employee shall not be entitled to any payment or reimbursement for any unused personal days.

(e) In regard to itemized travel and other business expenses actually incurred by Employee in the fulfillment of his duties hereunder: Employee shall submit supporting documentation evidencing all such expenses incurred during each calendar month. Upon receipt of Employees valid documented expenses, the Company will reimburse Employee on either the 15th, or 30th of each month.

(f) During the Term of Employment, the employee shall be entitled to be reimbursed for his mobile phone expense.

(g) Notwithstanding anything to the contrary contained in subparagraph (f) of this Section 4, Employee shall be reimbursed for travel expenses only if the following additional conditions are met: only business related travel shall be reimbursable, not travel to and from employee's regular place of business and with respect to automobile travel, an allowance of $.55 per mile shall be reimbursable.

(h) Employee shall be entitled to use the services of one secretary and/or clerical who shall be located at the Company's principal office, provided that Employee acknowledges and agrees that other officers and/or employees will also be using the services of such secretary.

5. Termination. Employee's employment hereunder may be terminated prior to the expiration of the term as follows:

(a) (i) Automatically upon death of employee; or (ii) at the option of the Company, by written notice to Employee or his personal representative in the event of the Permanent Disability (as defined below) of Employee. In the event of such written notice, Employee's employment with the Company shall terminate effective on the 30th day after receipt of such notice by Employee. As used herein, the term "Permanent Disability" shall mean a physical or mental incapacity or disability, which renders Employee unable to substantially render the services required hereunder for an aggregate of ninety (90) days in any 365-day period, as certified by either Employee's attending physician or a licensed physician retained by the Company for the purpose of making such determination. In the event of any disagreement between Employee's attending physician and such physician retained by the Company, the matter shall be resolved by a third licensed party selected jointly by Employee's physician and the Company's physician.

(b) At the option of the Company, by notice to Employee upon the occurrence of any one or more of the following events:

(i) any action by Employee constituting malfeasance, fraud, embezzlement or dishonesty in the course of his employment hereunder,

(ii) any conviction of Employee of a felony or a crime involving moral turpitude:

(iii) gross neglect or willful refusal by Employee to perform his duties hereunder;

(iv) gross insubordination by Employee in the performance of his duties hereunder;

(v) failure or refusal by Employee to comply with any reasonable direction of the Company; its Board of Directors or Executive Officers;

(vi) Employee's use of alcohol or any controlled substance to an extent that it interferes with the performance of his duties under this Agreement;

(vii) failure by Employee, on a repeated basis, to substantially perform his daily duties to the Company's satisfaction, after receiving notice from the Company of such failure; or

(viii) a breach by Employee of any of his material obligations under this Agreement.

(c) Employee at his option may terminate this Agreement by notice to the Company in the event of a material breach by the company of the terms hereof.

(d) At the option of the Company, by notice to Employee, in the event that the Company shall (i) cease its operation or otherwise stop doing business, (ii) dissolve or commence any proceeding under any bankruptcy, reorganization, readjustment of debt, arrangement or similar statue of any jurisdiction.

6. Effect of Termination.

(a) In the event of the termination of Employee's employment hereunder prior to the expiration of the Term for any reason, the Company shall have no liability or obligation to Employee under this Employment Agreement or otherwise in connection with his employment, other than as specifically set forth in this Section 6.

(b) Upon the termination of Employee's employment hereunder pursuant to clause (i) of Section 5(a), Employee's estate or beneficiary shall be entitled to receive Base Salary through the date of termination.

(c) Upon the termination of Employee's employment hereunder pursuant to clause (ii) of Section 5(a), Employee or his legal representative shall be entitled to receive: (x) Base Salary through the date of termination in one lump payment in cash within 30 days of termination and (y) long-term disability payments in accordance with the Company's policy, if any, as then in effect.

(d) Upon the termination of Employee's employment hereunder by Employee for any reason other than pursuant to Section 5(c), Employee shall be entitled to receive Base Salary through the date of termination, in one lump payment in cash within 30 days of termination.

(e) Upon the termination of Employee's employment hereunder either: (A) by the Company for any reason other than pursuant to Section 5(a), 5(b) or 5(d); or (B) by Employee pursuant to Section 5(c), then the sole liability of the Company to Employee shall be to pay to Employee (x) all Base Salary through the date of termination in one lump sum payment in cash within 30 days of termination, and (y) an amount equal to 100% of all Base Salary which would have been payable to Employee during the pay period immediately following such termination or, if shorter, the balance of the Term, had his employment not been so terminated. The amounts payable pursuant to clause (y) above shall be payable (i) when employment term has exceeded ninety days and (ii) and shall be payable at the same times as Base Salary would have been paid to Employee had he not been so terminated.

7. Confidentiality

(a) Employee agrees that he will not commit any act, or in any way assist others to commit any act, which will injure the Company or any of its businesses. Without limiting the generality of the foregoing, Employee recognizes and acknowledges that all information about the Company or relating to

any of its products, services or any phase of its operations, business or financial affairs which is not a matter of public record, including without limitation, customers, strategies, techniques, know-how, plans, business methods, technologies, trade secrets, suppliers, recipes, formulae, inventions and computer programs ("Confidential Information"), is not generally known to the Company's competitors and is valuable, special and unique to the business of the Company. Accordingly, Employee will not, during the term or at any time thereafter, directly or indirectly, (i) use any such Confidential Information for his own benefit, (ii) divulge, disclose, or make accessible any such Confidential Information or any part thereof to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, or (iii) render any services to any person, firm, corporation, partnership, limited liability company, association or other entity to whom any such Confidential Information, in whole or in part, has been disclosed or is threatened to be disclosed by or at the instance of Employee. In the event that Employee becomes legally compelled to disclose any of the Confidential Information, Employee will provide the Company with prompt notice so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or the other remedy is not obtained, or that the Company waives compliance with the provisions of this agreement, Employee will furnish only that portion of the Confidential Information, which is legally required. Confidential Information shall not include any information, which is or becomes generally available to the public other than as a result of disclosure in violation of this Agreement.

(b) All memoranda, notes, lists, records, correspondence, calendars, graphs, data compilations, drawings, charts, tables, pamphlets, recordings, minutes, telefax or telecopy transmissions and other documents, including without limitation any kind of written, typewritten, printed, recorded, computer-generated or graphic material, however produced or reproduced, constituting Confidential Information made or compiled by Employee or made available to Employee shall be the Company's property, shall be kept confidential in accordance with the provisions of this Section 7, and shall be delivered to the Company at any time on request and in any event upon the termination of Employee's employment with the Company for any reason.

(c) The provisions of this Section 7 shall be effective during the Term and thereafter, regardless of the manner or reasons for the termination of employment.

(d) The parties recognize that a remedy at law for a breach of the provisions of this Section 7 may be inadequate and any breach or threatened breach thereof will cause irreparable injury to the Company. Accordingly, for its complete protection, the Company shall have the right to obtain (without the necessity of posting any bond or other security in connection therewith) injunctive relief, whether mandatory or restraining, to enforce the provisions hereof. Such remedies shall not be exclusive and shall be in addition to any other remedy, at law or in equity, which the Company may have for any breach or threatened breach of this Section 7 by Employee.

8. Covenants against Competition: Work for Hire.

(a) During the Term (except as may be authorized in writing by the Company) and for a period of one (1) year thereafter, Employee shall not, directly or indirectly, anywhere within the geographical areas or territories in which the business of the Company is presently being conducted or may from time to time be conducted during Employee's period of employment with the Company: (i) engage for his own account in any Competitive Business (as defined below); (ii) render any services in any capacity to any person or entity engaged in a Competitive Business; or (iii) own, manage, control, participate in, consult

with, endorse, render services for, lend money to, guarantee the debts or obligations of, or otherwise become economically interested, whether as a partner, shareholder, director, officer, employee, consultant, principal, member, agent, trustee, consultant or in any other relationship or capacity, in any entity or person engaged in a Competitive Business.

(b) Nothing herein contained shall prevent Employee from being a passive owner of not more than one percent (1%) of the outstanding stock of any class of a corporation which is engaged in a Competitive Business and which is publicly traded, provided Employee (i) has no other participation in the management, operations or business of such corporation and (ii) is not a controlling person of, or a member of a group which controls, such corporation.

(c) For purposes of this Agreement, "Competitive Business" shall mean any business that manufactures, produces, sells and/or distributes (whether wholesale, retail or otherwise) all pet food products.

(d) During the Term and for a period of one (1) year thereafter, Employee shall not, directly or indirectly, on behalf of himself or any other person or entity: (i) solicit or encourage any employee of the Company or any of its affiliates to leave the employ of the Company or any of its affiliates, (ii) hire any employee who has left the employ of the Company or any of its affiliates within one year of the termination of such employee's employment with the Company or any of its affiliates, or (iii) solicit or induce any customer, client or account of the Company, or encourage any customer, client, account, supplier or other party conducting business with the Company to change or alter the conduct of such business in any manner which adversely effects the Company or its business or operations.

(e) Employee agrees that all products, recipes, formulas, ideas, product names, brand names, plans, slogans, promotions, inventions, methods, concepts, plans, software, programs, codes, designs, packaging, labeling, features, know-how, trade secrets and other materials of any kind developed by Employee during the term of this Agreement, and any and all patents, trademarks, copyrights and other intellectual property rights therein, will be the exclusive property of the Company, and will be deemed "works made for hire" for the Company within the meaning of the U.S. Copyright Law, or if they do not so qualify, all ownership rights thereto will be deemed transferred to the Company. Employee agrees to turn over all such items to the Company upon request. Employee further agrees to cooperate in executing all documents necessary and proper for achieving such transference and to cooperate with the Company in complying with the formalities of any country to secure patent, trademark, copyright or other protection.

(f) The provisions of this Section 8 shall be effective during the Term and shall continue in effect thereafter for the periods provided above, regardless of the manner or reasons for the termination of employment.

(g) The parties recognize that a remedy at law for a breach of the provisions of this Section 8 may be inadequate and any breach or threatened breach thereof will cause irreparable injury to the Company. Accordingly, for its complete protection, the Company shall have the right to obtain (without the necessity of posting any bond or other security in connection therewith) injunctive relief, whether mandatory or restraining, to enforce the provisions hereof. Such remedies shall not be exclusive and shall be in addition to any other remedy, at law or in equity, which the Company may have for any breach or threatened breach of this Section by Employee.

(h) If a court of competent jurisdiction determines that any of the provisions of this Section 8, or any part thereof, is unenforceable because of the scope, duration or area of applicability of such provision(s), it is the intention of the parties that the court making such determination shall: (i) modify such scope, duration or area, or all of them, only to the extent required to cause such provision(s) to be deemed enforceable; and (ii) that such provision(s) as so modified shall then be deemed by such court to be applicable and enforceable in such modified form and shall be enforced.

9. Notices. Any and all notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or mailed by first class registered mail, return receipt requested, or by commercial courier or delivery service, or by facsimile, addressed to the parties at the addresses set forth below (or at such other address as any party may specify by notice to all other parties given as aforesaid):

(a) if to the Company, to:

All American Pet Company, Inc.
1880 Century Park East, Suite 1402
Los Angeles, CA 90067
Attention: Barry Schwartz
Facsimile: (310) 282-0488

(b) if to Employee, to:

Eric Grushkin
6645 Rothwell Rd.,
Reseda, California 91335

and /or to such other persons and address as any party shall have specified in writing to other by notice as aforesaid.

10. Miscellaneous.

(a) This writing constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified, amended or terminated except by a written agreement signed by all of the parties hereto.

(b) This Agreement shall not be assignable by Employee, but it shall be binding upon, and shall inure to the benefit of, his heirs, executors, administrators and legal representatives. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns.

(c) No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

(d) Subject to Section 10 hereof, if any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein, unless the invalidity or unenforceability of such provision substantially impairs the benefits of the remaining portions of this Agreement.

(e) The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

(f) This Agreement may be executed in two or more counterparts, all of which taken together shall be deemed one original.

(g) This Agreement shall be deemed to be a contract under the laws of the State of California and for all purposes shall be construed and enforced in accordance with the internal laws of said state without regard to the principles of conflicts of law.

(h) This Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto and their respective successors and permitted assigns.

(i) In consideration of his employment by the Company, Employee hereby agrees to submit to final and binding arbitration in the State of California, pursuant to the rules then in effect of the American Arbitration Association, any and all claims, controversies and disputes of any nature whatsoever arising out of or related in any way to his employment by the Company, including, without limitation, any and all claims, controversies and disputes related to his hiring; the terms of his employment or the termination of his employment. Any award rendered shall be final and binding upon the parties and a judgment thereon may be entered in any court having jurisdiction.

(j) Employee represents and warrants that he is not bound by any agreement and is not subject to any restrictive covenant which precludes his employment by the Company as provided for herein.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its Officer thereunto duly authorized, and Employee has hereunto set his hand, as of the date first above written.

All American Pet Company Inc.

BY: ______________________

Name: Barry Schwartz

Title: C.E.O.

____

Name: Eric Grushkin